Exhibit 1.1

Rocket Internet Growth Opportunities Corp.

25,000,000 Units

Underwriting Agreement

March 22, 2021

Citigroup Global Markets Inc.

As the Underwriter

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Rocket Internet Growth Opportunities Corp., a Cayman Islands exempted company (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriter named in Schedule I hereto an aggregate of 25,000,000 units (the “Firm Units”) of the Company and, at the election of the Underwriter, up to 3,750,000 additional units, if any (the “Optional Units”, the Optional Units, together with the Firm Units that the Underwriter elects to purchase pursuant to Section 2 hereof being hereinafter called the “Units”).

Each Unit consists of one of the Company’s Class A ordinary share, par value $0.0001 per share (“Ordinary Shares”), and one-fourth of one redeemable warrant (the “Warrant(s)”). The Ordinary Shares and Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus (as defined below) (or, if such date is not a business day, the following business day), unless the Underwriter informs the Company of its decision to allow earlier separate trading, subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering (as defined below), (b) the filing of such audited balance sheet with the Securities and Exchange Commission (the “Commission”) on a Current Report on Form 8-K, and (c) the Company having issued a press release announcing when such earlier separate trading will begin. Each whole Warrant entitling its holder, upon exercise, to purchase one Ordinary Share for $11.50 per share, subject to adjustment, during the period commencing on the later of thirty (30) days after the completion of an initial Business Combination (as defined below) and twelve (12) months from the date of the consummation of the Offering, and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or the distribution of the Trust Account (as defined below) in accordance with the Amended and Restated Memorandum and Articles of Association of the Company (the “Amended and Restated

Memorandum and Articles of Association”) if the Company fails to consummate a Business Combination within the time period indicated in the Amended and Restated Memorandum and Article of Association (the “Liquidation”); provided, however, that pursuant to the Warrant Agreement (as defined below), a Warrant may not be exercised for a fractional share and only whole Warrants are exercisable. As used herein, the term “Business Combination” (as described more fully in the Prospectus) shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses involving the Company.

The Company has entered into an Investment Management Trust Agreement (the “Trust Agreement”), dated as of the date hereof, with Continental Stock Transfer & Trust Company (“CST”), as trustee, in substantially the form filed as Exhibit 10.1 to the Registration Statement (as defined below), pursuant to which proceeds from the sale of the Private Placement Warrants (as defined below) and the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriter and the Public Shareholders, in each case as described more fully in the Prospectus.

The Company has entered into a Warrant Agreement (the “Warrant Agreement”), dated as of the date hereof, with respect to the Warrants and the Private Placement Warrants with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement, pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants and the Private Placement Warrants.

The Company has entered into a Securities Subscription Agreement, dated February 1, 2021 (the “Founder’s Purchase Agreement”), with Rocket Internet Growth Opportunities Sponsor GmbH, a German limited liability company (the “Sponsor”), in the form filed as Exhibit 10.7 to the Registration Statement, pursuant to which the Sponsor purchased an aggregate of 7,187,500 Class B ordinary shares, par value $0.0001 per share, of the Company (including the Ordinary Shares issuable upon conversion thereof, the “Founder Shares”), for an aggregate purchase price of $25,000, 937,500 of which are subject to forfeiture depending on the extent to which the Underwriter’s over-allotment option is exercised. The Founder Shares are substantially similar to the Ordinary Shares included in the Units except as described in the Prospectus.

The Company has entered into a Private Placement Warrants Purchase Agreement, dated as of the date hereof (the “Warrant Purchase Agreement”), with the Sponsor, in substantially the form filed as Exhibit 10.4 to the Registration Statement, pursuant to which the Sponsor has agreed to purchase an aggregate of 4,666,667 warrants (or 5,166,667 warrants if the option to purchase the Optional Units is exercised in full), at a price of $1.50 per warrant, each warrant entitling the holder, upon exercise, to purchase one Ordinary Share for $11.50 per share, subject to adjustment (the “Private Placement Warrants”). The Private Placement Warrants are substantially similar to the Warrants included in the Units, except as described in the Prospectus.

The Company has entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of the date hereof, with the Sponsor and the other parties thereto, in substantially the form filed as Exhibit 10.3 to the Registration Statement, pursuant to which the Company has granted certain registration rights in respect of the Private Placement Warrants, the Founder Shares, certain warrants that may be issued upon conversion of working capital loans (“Working Capital Warrants”) and the Ordinary Shares underlying the Private Placement Warrants and the Working Capital Warrants as described in the Prospectus.

The Company has entered into a letter agreement, dated the date hereof (the “Insider Letter”), with the Sponsor and each of the Company’s executive officers, directors, and director nominees, in substantially the form filed as Exhibit 10.5 to the Registration Statement.

The Company has entered into an Administrative Services Agreement, dated the date hereof (the “Services Agreement”), with the Sponsor, in substantially the form filed as Exhibit 10.8 to the Registration Statement, pursuant to which the Company will, subject to the terms of the Services Agreement, pay to the Sponsor an aggregate monthly fee of up to $10,000 for office space, administrative and support services from the date the Units are first listed on the New York Stock Exchange (the “Exchange”) until the earlier of (x) the consummation of an initial Business Combination and (y) the Liquidation.

1. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) A registration statement on Form S-1 (File No. 333- 252913) and pre-effective amendment nos. 1 and 2 thereto (as amended, the “Initial Registration Statement”) in respect of the Units has been filed with the Commission; the Initial Registration Statement and any post-effective amendment thereto in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Units that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(d) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Testing-the-Waters Writing”; and any “free writing prospectus” as defined in Rule 405 under the Act is hereinafter called a “Free Writing Prospectus”);

(b) (A) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c) The Company has filed with the Commission a registration statement on Form 8-A (file number 001-40268) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, the Ordinary Shares and the Warrants, which registration is currently effective on the date hereof. The Units and the Ordinary Shares and Warrants included as part of the Units have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Exchange, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization;

(d) For the purposes of this Agreement, the “Applicable Time” is 5:30 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information; and each Testing-the-Waters Writing does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Testing-the-Waters Writing, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f) The Company has not, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company, in each case other than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the share capital or long-term debt of the Company or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Units or the Ordinary Shares and the Warrants included therein, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(g) The Company does not own any real property and the Company has good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property or do not materially interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company;

(h) The Company has been (i) duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; the Company has no subsidiaries;

(i) The Company has an authorized share capital as set forth in the Pricing Prospectus and all of the issued shares of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and conform to the description thereof contained in the Pricing Disclosure Package and Prospectus;

(j) None of the issued and outstanding securities of the Company were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the issued and outstanding securities of the Company were at all relevant times either registered under the Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from or not subject to such registration requirements. The holders of all issued and outstanding securities of the Company are not entitled to preemptive or other rights to subscribe for the Units or other securities of the Company; and, except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares or other ownership interests in the Company are outstanding;

(k) The Units have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and delivered, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability, and will conform to the description of the Units contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Units is not subject to any preemptive or similar rights;

(l) The Ordinary Shares included in the Units have been duly authorized and, when issued and delivered against payment for the Units by the Underwriter pursuant to this Agreement and registered in the Company’s register of members, will be validly issued, fully paid and nonassessable;

(m) The Warrants included in the Units have been duly authorized and, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Units by the Underwriter pursuant to this Agreement, will be duly and validly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(n) The Ordinary Shares issuable upon exercise of the Warrants included in the Units and the Private Placement Warrants have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered against payment therefor pursuant to the Warrants and the Private Placement Warrants, as applicable, and the Warrant Agreement and registered in the Company’s register of members, will be validly issued, fully paid and nonassessable. The holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Ordinary Shares (other than such execution (if applicable), countersignature (if applicable) and delivery at the time of issuance) has been duly and validly taken.

(o) The Private Placement Warrants have been duly authorized and, when issued and delivered upon consummation of the Offering, will be validly issued, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principals of general applicability.

(p) Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company;

(q) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

(r) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Units pursuant to the Registration Statement;

(s) The issued and outstanding Founder Shares are duly authorized, validly issued, fully paid and nonassessable;

(t) The issue and sale of the Units and the compliance by the Company with this Agreement, the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Services Agreement or the Insider Letter and the consummation of the transactions contemplated in this Agreement, the Pricing Prospectus, the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Services Agreement or the Insider Letter will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the Amended and Restated Memorandum and Articles of Association (or other applicable organizational document) of the Company, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Units and the compliance by the Company with this Agreement, the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Services Agreement or the Insider Letter and the consummation of the transactions contemplated in this Agreement, the Pricing Prospectus, the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Services Agreement

or the Insider Letter, except for registration under the Act or the Exchange Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriter;

(u) The historical financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Pricing Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived;

(v) The Company is not (i) in violation of its amended and restated memorandum and articles of association (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(w) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Securities”, insofar as they purport to constitute a summary of the terms of the Units, under the caption “Taxation”, under the caption “Principal Shareholders”, under the caption “Certain Relationships and Related Party Transactions” and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws, legal matters, proceedings, agreements and documents referred to therein, are accurate, complete and fair in all material respects;

(x) Other than as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company is the subject which, if determined adversely to the Company (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(y) The Company is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(z) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Units, and at the date hereof, the Company was and is an “ineligible issuer,” as defined under Rule 405 under the Act;

(aa) Marcum LLP (“Marcum”), who have certified certain financial statements of the Company and delivered its report with respect to the audited financial statements and schedules included in the Registration Statement, the Pricing Prospectus and the Prospectus, is an independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(bb) The Company has filed all tax returns (including U.S. federal, state and non-U.S.) that are required to be filed by it or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) through the date hereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves required by generally accepted accounting principles have been created with respect thereto or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, Pricing Prospectus and the Prospectus (exclusive of any supplement thereto);

(cc) The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus (exclusive of any supplement thereto);

(dd) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(ee) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all respects with any applicable provision of the Sarbanes-Oxley Act;

(ff) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Pricing Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus). There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required;

(gg) This Agreement has been duly authorized, executed and delivered by the Company;

(hh) The Trust Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(ii) The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(jj) The Founder’s Purchase Agreement has been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the Sponsor, and is a valid and binding agreement of the Company and, to the Company’s knowledge, the Sponsor, enforceable against the Company and, to the Company’s knowledge, the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(kk) The Warrant Purchase Agreement has been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the Sponsor, and is a valid and binding agreement of the Company and, to the Company’s knowledge, the Sponsor, enforceable against the Company and, to the Company’s knowledge, the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(ll) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability; and except that the indemnification and contribution provisions of the Registration Rights Agreement may be unenforceable;

(mm) The Insider Letter executed by the Company, the Sponsor and each executive officer, director and director nominee of the Company, has been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the Sponsor, each such executive officer, director and director nominee, respectively, and is a valid and binding agreement of the Company and, to the Company’s knowledge, the Sponsor each such executive officer, director and director nominee, respectively, enforceable against the Company and, to the Company’s knowledge, the Sponsor, each such executive officer, director and director nominee, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(nn) The Services Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(oo) The Company has not and, to the Company’s knowledge, no director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Bribery Laws”). The Company has instituted and maintained policies and procedures reasonably designed to promote and ensure continued compliance with all Anti-Bribery Laws and with the representation and warranty contained herein;

(pp) The operations of the Company are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(qq) The Company is not and, to the knowledge of the Company, no director, officer, agent, employee or affiliate of the Company is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”) nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, and the Company will not directly or indirectly use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(rr) From the time of the initial public filing of a registration statement relating to the Units with the Commission (or, if earlier, the first date on which a Testing-the-Waters Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(ss) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the effective date of the Registration Statement, the Company will be in compliance with, the requirements of Section 303A of the New York Stock Exchange Listed Company Manual (taking into account any applicable phase-in rules). Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the effective date of the Registration Statement the Company will be in compliance with, the phase-in requirements and all other provisions of the Exchange corporate governance requirements set forth in the New York Stock Exchange Listed Company Manual;

(tt) There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Units;

(uu) The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriter;

(vv) To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by the Company, the Sponsor, the Company’s officers, directors and director nominees and provided to the Underwriter, is true and correct in all material respects and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires to become inaccurate and incorrect in any material respect;

(ww) Prior to the date hereof, the Company has not selected any specific Business Combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any Business Combination target with respect to an initial Business Combination;

(xx) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or, to the knowledge of the Company, the Sponsor with respect to the sale of the Units hereunder or any other arrangements, agreements or understandings of the Company or, to the knowledge of the Company, the Sponsor or any officer or director of the Company, or their respective affiliates, that may affect the Underwriter’s compensation, as determined by FINRA;

(yy) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other item that would be “underwriting compensation” pursuant to Supplementary Material .01 of defined in Rule 5110 of the FINRA Manual): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the FINRA Review Period, as defined in Rule 5110(j)(20) of the FINRA Manual, other than payments to the Underwriter pursuant to this Agreement;

(zz) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, during the period beginning 180 days prior to the initial public filing of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company;

(aaa) Except as disclosed in the FINRA questionnaires provided to the Underwriter, to the Company’s knowledge, no officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member;

(bbb) Except as disclosed in the FINRA questionnaires provided to the Underwriter, to the Company’s knowledge, no Company Affiliate is an owner of shares or other securities of any Member (other than securities purchased on the open market);

(ccc) To the knowledge of the Company, no Company Affiliate has made a subordinated loan to any Manager;

(ddd) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, no proceeds from the sale of the Units (excluding underwriting compensation as disclosed in the Registration Statement, Pricing Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member intending to participate in the Offering;

(eee) The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial public filing of the Registration Statement;

(fff) No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial public filing of the Registration Statement has to the Company’s knowledge any relationship or affiliation or association with any Member;

(ggg) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, to the Company’s knowledge, no Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary;

(hhh) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, to the Company’s knowledge, none of the Sponsor, officers or directors of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer or prior employer that could materially affect its, his or her ability to be and act in the capacity of shareholder, officer or director of the Company, as applicable;

(iii) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units;

(jjj) The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity;

(kkk) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, Pricing Prospectus or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, Pricing Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company;

(lll) The Company has not offered, or caused the Underwriter to offer, the Units to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate;

(mmm) Upon delivery and payment for the Units on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act; and

(nnn) As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations;

(ooo) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriter with entities that the Company believes are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Writings other than those listed on Schedule III hereto; and

(ppp) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Units and the Ordinary Shares and Warrants included therein may be paid by the Company to the holder thereof in United States dollars and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $9.80 per Unit, the number of Firm Units set forth opposite the name of the Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriter shall exercise the election to purchase Optional Units as provided below, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the purchase price per unit set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Unit shall be reduced by an amount per unit equal to any dividends or distributions declared by the Company and payable on the Firm Units but not payable on the Optional Units).

The Company hereby grants to the Underwriter the right to purchase at its election up to 3,750,000 Optional Units, at the purchase price per unit set forth in the paragraph above, for the sole purpose of covering sales of units in excess of the number of Firm Units, provided that the purchase price per Optional Unit shall be reduced by an amount per unit equal to any dividends or distributions declared by the Company and payable on the Firm Units but not payable on the Optional Units. Any such election to purchase Optional Units may be exercised only by written notice from the Underwriter to the Company, given within a period of 45 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by the Underwriter but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Underwriter and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

In addition to the discount from the public offering price represented by the purchase price set forth in the first sentence of Section 2 of this Agreement, the Company hereby agrees to pay to the Underwriter a deferred discount of $0.35 per Unit (including both Firm Units and Optional Units) purchased hereunder (the “Deferred Discount”). The Underwriter hereby agrees that if no Business Combination is consummated within the time period provided in the Trust Agreement, as amended from time to time, and the funds held under the Trust Agreement are distributed to the holders of the Ordinary Shares included in the Units sold pursuant to this Agreement (the “Public Shareholders”), (i) the Underwriter will forfeit any rights or claims to the Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Shareholders on a pro rata basis.

3. Upon the authorization by you of the release of the Firm Units, the Underwriter proposes to offer the Firm Units for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus (the “Offering”).

4. (a) The Units to be purchased by the Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, through the facilities of The Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriter at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Units to be made available for checking and packaging at least twenty-four hours prior to the applicable Time of Delivery with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Units, 9:30 a.m., New York City time, on March 25, 2021 (the “Closing Date”) or such other time and date as the Underwriter and the Company may agree upon in writing, and, with respect to the Optional Units, 9:30 a.m., New York City time, on the date specified by the Underwriter in the written notice given by the Underwriter of the Underwriter’s election to purchase such Optional Units, or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date for delivery of the Firm Units is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Units and any additional documents requested by the Underwriter pursuant to Section 8(m) hereof, will be delivered at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022 (the “Closing Location”), and the Units will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day (as defined below) next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Underwriter:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Units, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required under the Act at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) under the Act in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of Citigroup Global Markets Inc., not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any Units, Warrants or Ordinary Shares or any securities of the Company that are substantially similar to the Units, Ordinary Shares or Warrants, or any other securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise (other than the Units to be sold hereunder); provided, however, that the Company may (1) issue and sell the Private Placement Warrants and the Working Capital Warrants, (2) issue and sell the Optional Units on exercise of the option provided for in Section 2 hereof, (3) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the securities covered thereby, and (4) issue securities in connection with a Business Combination, or (iii) release the Sponsor or any officer, director or director nominee from the 180-day lock-up contained in the Insider Letter; provided that this Section 5(e) shall not apply to the forfeiture of any Founder Shares pursuant to their terms or any transfer of Founder Shares to any current or future independent director of the Company (as long as such current or future independent director is subject to the terms of the Insider Letter at the time of such transfer and as long as, to the extent any reporting obligation under Section 16 of the Exchange Act is triggered as a result of such transfer, any related filing pursuant to Section 16 of the Exchange Act includes an explanation as to the nature of such transfer);

(f) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units;

(g) Until the Termination Date (as defined below), to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company for such quarter in reasonable detail;

(h) During a period of five years from the effective date of the Registration Statement, or until such earlier time as a Liquidation occurs or the Company is acquired or completes a going private transaction in a transaction where the Units and the Ordinary Shares and Warrants included in the Units are no longer outstanding (as applicable, the “Termination Date”), to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company are consolidated in reports furnished to its shareholders generally or to the Commission), provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) shall be deemed to have been furnished or delivered to you pursuant to this paragraph;

(i) For a period commencing on the Effective Date and ending on the Termination Date, the Company will use its commercially reasonable efforts to maintain the registration of the Ordinary Shares and Warrants under the provisions of the Exchange Act. For a period commencing on the Effective Date and ending upon the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use its commercially reasonable efforts to maintain the registration of the Units under the provisions of the Exchange Act. During such applicable period, the Company will not deregister the Units, Ordinary Shares or Warrants under the Exchange Act (except in connection with a going private transaction after the completion of a Business Combination) without the prior written consent of the Underwriter;

(j) To use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(k) To use its best efforts to list, subject to notice of issuance, the Units and the Ordinary Shares and Warrants included in the Units on the Exchange;

(l) On or prior to the date hereof, to retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four Business Days after the Closing Date, file a Current Report on Form 8-K with the Commission, which Current Report shall contain the Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2 hereof, the Company shall promptly, but not later than four Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Optional Units and its receipt of the proceeds therefrom, unless the receipt of such proceeds is reflected in the Audited Balance Sheet included in the Current Report on Form 8-K referenced in the immediately prior sentence;

(m) For a period commencing on the Effective Date and ending on the Termination Date, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Quarterly Report on Form 10-Q and the mailing, if any, of quarterly financial information to shareholders;

(n) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(o) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Act;

(p) For a period commencing on the effective date of the Registration Statement and ending on the Termination Date, the Company shall retain a transfer agent and warrant agent; and for a period commencing on the effective date of the Registration Statement and ending on the completion of an initial Business Combination, the Company shall retain a trustee;

(q) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Units within the meaning of the Act and (ii) the last Time of Delivery;

(r) The Company will not consummate an initial Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless it or a committee of independent members of the Company’s Board of Directors obtains an opinion from an independent investment banking firm or from a valuation or appraisal firm, that such initial Business Combination is fair to the Company from a financial point of view. The Company shall not pay the Sponsor or its affiliates or any of the Company’s executive officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of an initial Business Combination except as disclosed or contemplated in the Registration Statement;

(s) For a period of 60 days following the effective date of the Registration Statement, in the event any Member or an affiliate or associated person thereof that has participated (as such term is used in FINRA Rule 5110) in the Offering is engaged to assist the Company in its search for a Business Combination candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide the Underwriter and its counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable;

(t) The Company shall advise FINRA, the Underwriter and its counsel if the Company is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Units;

(u) The Company shall cause the proceeds of the Offering and the sale of the Private Placement Warrants to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Pricing Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates an initial Business Combination, it will not be required to register as an investment company under the Investment Company Act;

(v) During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the trustee under the Trust Agreement to release interest from the Trust Account, the amounts necessary to pay tax obligations. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (net of taxes payable thereon)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination and the Liquidation; provided, however, that (a) in the event of the Liquidation, up to $100,000 of interest income may be released to the Company and (b) funds in the Trust Account may be released in connection with redemptions of Ordinary Shares in connection with certain amendments to the Amended and Restated Memorandum and Articles of Association, as described therein;

(w) The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon the exercise of any of the Warrants, the Private Placement Warrants and any Working Capital Warrants outstanding from time to time and the conversion of the Founder Shares;

(x) Prior to the consummation of an initial Business Combination or the Liquidation, the Company shall not issue additional securities that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote as a class with the Public Shares (a) on the Company’s initial Business Combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial Business Combination or (b) to approve an amendment to the Amended and Restated Memorandum and Articles of Association to (x) extend the time to consummate the initial Business Combination beyond 24 months after the Closing Date or (y) amend the foregoing provisions;

(y) Prior to the earlier of the consummation of an initial Business Combination and the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made by the Company to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates;

(z) The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its commercially reasonable efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period;

(aa) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(bb) As soon as legally required to do so, the Company and its directors and executive officers, in their capacities as such, shall take all actions necessary to comply with any applicable provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the New York Stock Exchange Listed Company Manual;

(cc) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Memorandum and Articles of Association;

(dd) The Company will seek to have all vendors, service providers (except for the Company’s independent auditors), prospective target businesses or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account. The Company may forego obtaining such waivers only if the Company’ s management team believes such third-party’s engagement would be more beneficial to the Company than any alternative;

(ee) The Company may consummate the initial Business Combination and conduct redemptions of Ordinary Shares for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the

Ordinary Shares held by such shareholder for an amount (the “Redemption Price”) of cash equal to (A) the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (y) any interest income earned on the funds held in the Trust Account and not previously released to the Company (which interest shall be net of taxes payable), if any, divided by (B) the total number of Ordinary Shares sold as part of the Units in the Offering (the “Public Shares”) then outstanding, subject to the limitation that no redemptions will take place if all of the redemptions would cause the Company’s net tangible assets to be less than $5,000,001. If, however, a shareholder vote is required by applicable law or stock exchange listing requirement in connection with the initial Business Combination or the Company decides to hold a shareholder vote for business or other reasons, the Company will submit such Business Combination to the Company’s shareholder for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor and the Company’s officers and directors have agreed to vote all of their Founder Shares and any other Ordinary Shares purchased during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder holding Ordinary Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price equal to the Redemption Price, subject to the limitation that no redemptions will take place if all of the redemptions would cause the Company’s net tangible assets to be less than $5,000,001. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding Ordinary Shares voted by the shareholders at a duly held shareholders meeting are voted to approve such Business Combination. A quorum for such meeting will consist of the holders present in person or by proxy of outstanding Ordinary Shares of the Company representing a majority of the voting power of all outstaring Ordinary Shares of the Company entitled to vote at such meeting. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Shareholders who validly and affirmatively requested (and did not validly withdraw) such redemption. Only Public Shareholders holding Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination and the Amended and Restated Memorandum and Articles of Association of the Company, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of shares of the Company in connection therewith. In the event that the Company does not effect a Business Combination by twenty-four (24) months from the closing of the Offering (or such later date as has been approved pursuant to a valid amendment to the Amended and Restated Memorandum and Articles of Association), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders

(including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under the laws of the Cayman Islands to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Ordinary Shares included in the Units shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of the Company. The Sponsor and the Company’s officers and directors have agreed that they will not propose any amendment to the Amended and Restated Memorandum and Articles of Association (A) that would modify the substance or timing of the Company’s obligation to provide holders of the Ordinary Shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete its initial Business Combination within 24 months from the Closing Date or (B) with respect to any other provision relating to the rights of holders of the Ordinary Shares , unless the Company offers to redeem the Public Shares in connection with such amendment, as described in the Pricing Prospectus and Prospectus;

(ff) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (a “Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing or submission with the Commission announcing the consummation of an initial Business Combination that indicates that the Underwriter was the underwriter in the Offering, the Company shall supply the Underwriter with a draft of the Business Combination Announcement and provide the Underwriter with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriter to keep confidential such draft announcement in accordance with the Underwriter’s standard policies regarding confidential information;

(gg) Upon the consummation of the initial Business Combination, the Company will direct the trustee under the Trust Agreement to pay the Underwriter, the Deferred Discount out of the proceeds of the Offering held in the Trust Account. The Underwriter shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within twenty-four months from the closing of the Offering (or later if the Public Shareholders approve an amendment to the Amended and Restated Memorandum and Articles of Association extending such deadline), the Deferred Discount will not be paid to the Underwriter and will, instead, be included in the distribution of the proceeds held in the Trust Account made to the Public Shareholders upon Liquidation. In connection with any such Liquidation, the Underwriter forfeits any rights or claims to the Deferred Discount;

(hh) The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Units within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 5 hereof;

(ii) Upon the earlier to occur of the expiration and termination of the Underwriter’s option to purchase additional units, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 937,500 by (b) a fraction, (i) the numerator of which is 3,750,000 minus the number of Optional Units purchased by the Underwriter upon the exercise of its option to purchase additional units, and (ii) the denominator of which is 3,750,000. For the avoidance of doubt, if the Underwriter exercises its option to purchase additional units in full, the Company shall not cancel or otherwise affect the forfeiture of the Founder Shares pursuant to this subsection; and

(jj) In no event will the amounts payable by the Company under the Services Agreement be more than $10,000 per month in the aggregate for office space, secretarial and administrative support until the earlier of the date of the consummation of the Initial Business Combination and the Liquidation.

6. (a) The Company represents and agrees that it has not made or used and will not make or use any offer relating to the Units that would constitute a Free Writing Prospectus;

(b) The Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of a Testing-the-Waters Writing any event occurred or occurs as a result of which such Testing-the-Waters Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will (i) notify promptly the Underwriter so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriter in such quantities as may be reasonably requested;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Underwriter with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Testing-the-Waters Writings, other than those distributed with the prior consent of the Underwriter that is listed on Schedule III hereto; and the Company reconfirms that the Underwriter has been authorized to act on its behalf in engaging in Testing-the-Waters Communications;

(e) The Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act.

7. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Testing-the-Waters Writing, and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Units; (iii) all reasonable and documented expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Units and the Ordinary Shares and Warrants included in the Units on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter (not to exceed $25,000 in the aggregate) in connection with, any required review by FINRA of the terms of the sale of the Units; (vi) the cost of preparing share certificates; (vii) the cost and charges of any trustee, warrant agent, transfer agent or registrar; and (viii) all other reasonable and documented costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel.

8. The obligations of the Underwriter hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus or Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Kirkland & Ellis LLP, counsel for the Underwriter, shall have furnished to you their written opinion and negative assurance letter in form and substance reasonably acceptable to you, dated such Time of Delivery, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) The Underwriter shall have received the opinion and letter, dated as of the Closing Date or settlement date, as applicable, and addressed to the Representatives of Sullivan & Cromwell LLP, counsel for the Company, in the form of Schedule IV hereto;

(d) The Underwriter shall have received the opinion and letter, dated as of the Closing Date or settlement date, as applicable, and addressed to the Representatives of Maples and Calder, Cayman Islands counsel for the Company, in the form of Schedule V hereto;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Marcum shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(f) On the effective date of the Registration Statement, the Company shall have delivered to the Underwriter executed copies of the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Warrant Purchase Agreement, the Insider Letter and the Registration Rights Agreement;

(g) (i) The Company shall not have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the shares or long-term debt of the Company or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Units, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preference shares, if any, by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preference shares;

(i) Since the date of the most recent financial statements included in the Prospectus, there has been no Material Adverse Effect, except as set forth in the Prospectus;

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or on the Nasdaq Capital Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(k) The Units to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(m) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

9. (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any documented legal or other documented expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Testing-the-Waters Writing, in reliance upon and in conformity with the Underwriter Information.

(b) The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any roadshow or any Testing-the-Waters Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any roadshow or any Testing-the-Waters Writing, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any documented legal or other documented expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to the Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by the Underwriter expressly for use therein; it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the name of the Underwriter on the cover and in the table under the first paragraph under the caption “Underwriting”, and the information contained in the third, thirteenth and fourteenth paragraphs under the caption “Underwriting”.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party other than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any documented legal expenses of other counsel or any other documented expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any documented legal or other documented expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer or other affiliate of the Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

(f) The Company will indemnify and hold harmless the Underwriter against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Units and on the initial resale thereof by the Underwriter and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received by the Underwriter after such withholding or deduction shall equal the amounts that would have been received by the Underwriter if no withholding or deduction had been made.

(g) The Company agrees to indemnify the Underwriter, its directors, officers, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any loss incurred by the Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

10. [reserved]

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Units.

12. If any Units are not delivered by or on behalf of the Company as provided herein or the Underwriter declines to purchase the Units for any reason permitted under this Agreement, the Company will reimburse the Underwriter through you for all documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Company shall then be under no further liability to the Underwriter except as provided in Sections 7 and 9 hereof.

13. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number +1-646-291-1469; and if to the Company shall be delivered or sent by mail, electronic mail or facsimile transmission to the address of the Company set forth in the Registration Statement; provided, however, that any notice to the Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, electronic mail or facsimile transmission to the Underwriter at its address set forth in its questionnaire delivered to counsel to the Underwriter, or electronic mail constituting such questionnaire, which address will be supplied to the Company by the Underwriter upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriter shall be delivered or sent by mail to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number +1-646-291-1469; and if to the other parties to a lock-up letter to the address provided therein. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the

Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriter, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. Each of the Company and the Underwriter agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and each of the Company and the Underwriter agrees to submit to the jurisdiction of, and to venue in, such courts.

19. EACH OF THE COMPANY AND THE UNDERWRITER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us one for counterpart hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriter and the Company.

[Signature pages follow]

Very truly yours,

Rocket Internet Growth Opportunities Corp.

By:	/s/ Soheil Mirpour
Name: Soheil Mirpour
Title: Chief Executive Officer and
Director

(Signature page to Underwriting Agreement)

Accepted as of the date hereof:

Citigroup Global Markets Inc.

By:	/s/ Israel Halpert
Name: Israel Halpert
Title: Managing Director

(Signature page to Underwriting Agreement)

SCHEDULE I

Underwriter	Total Number of Firm Units to be Purchased	Units to be Purchased if Maximum Option Exercised
Citigroup Global Markets Inc.	25,000,000	28,750,000
Total	25,000,000	28,750,000

SCHEDULE II

Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per unit for the Units is $10.00.

The number of Units purchased by the Underwriter is 25,000,000.

The Underwriter has an option to purchase an additional 3,750,000 Units.

SCHEDULE III

SCHEDULE OF TESTING-THE-WATERS WRITINGS

Reference is made to the material in the testing-the-water presentation made to potential investors by the Company, to the extent such materials are deemed to be a “written communication” within the meaning of Rule 405 of the Act.